EXHIBIT 10.14

                             LEASE DATE MAY 2, 1997

                     FRED FAUST TRUSTEE 1168 LAKEVIEW AVENUE
                REALTY TRUST TO ENTERPRISE BANK AND TRUST COMPANY


                                    ARTICLE I

Reference Data and Exhibits

1.1      Data.

Date: May 2, 1997

Location of Building:   1168 Lakeview Avenue
                        Dracut, MA 01826

Landlord:          1168 Lakeview Avenue Realty Trust
                   Suite No.210
Original Address:  222 Merrimack Street
                   Lowell, MA 01852

Tenant:            Enterprise Bank and Trust Company
Original Address:  222 Merrimack Street
                   Lowell, MA 01852

Original Rent Payable: First Lakeview Avenue Limited Partnership

         The land with the building thereon, located and known as 1168 Lakeview Avenue, Dracut, MA and more particularly described in a deed from FMV Realty Corporation recorded with the Middlesex North district Registry of deeds, Book 4328, Page 274.

Ground Area:

That portion of the Real Estate occupied by the Building and the drive up area and canopy area appurtenant thereto, and as shown on Exhibit A.
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Leased Premises:

4922 square feet of interior space in the Building (as shown as Exhibit B) and 7955 square feet of canopy area and drive-up area (as shown on Exhibit "A") at 1168 Lakeview Avenue, Dracut, MA

Building:

The office building, of which the Premises are a part at 1168 Lakeview Avenue, Dracut, Massachusetts and as shown on Exhibit A, and the improvements, repairs, alterations and additions thereto.

Commencement Date: January 1, 1998

Initial Term:     30 months

Extended Term: Seven (7) options to extend for periods of Thirty (30 ) Months each as provided in Article 4.1(b)

Annual Fixed Rent: (a) Annual Fixed Rent. For the first thirty (30) months of the Initial Term as that term is defined for each portion of the Leased Premises as set forth in Article 2.3.1 Annual Fixed Rent as follows: (I) Interior Space $59,064.00 annually, $4,922.00 monthly, payable in advance beginning on the Commencement Date (being pro-rated for any portion of a month) and being payable on the first day of each month thereafter during the term of this Lease, as extended. (ii) Drive Up/and Parking Area $13,364.00 annually, $1,113.67 monthly, payable in advance beginning on the Commencement Date (being prorated for any portion of a month) and being payable on the first day of each month thereafter during the term of this Lease, as extended.

Permitted Uses: To use the Leased Premises for banking purposes including all uses permitted for a federally insured bank or lending institution and other financial service business uses, including operation of automatic teller machines, as may be allowed banking institutions by law and for general professional office space.

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Public Liability Insurance Limits:
                  Bodily Injury $500,000/$1,000,000

Termination Date:
                  As defined in Article 2.3.1

Mortgage:

a Mortgage, deed of trust, trust indenture or other security instruments of record creating an interest in or affecting title to the Real Property, or any part thereof, including a leasehold mortgage, and any and all renewals, modifications, consolidations, or extensions of any such instrument.

1.2 Effect of Reference to Data. Each reference in this Lease to any of the titles contained in Article 1.1 shall be construed to incorporate the data stated under Article 1.1.

1.3 Exhibits The exhibits listed below in this Article are incorporated in this Lease by reference and are to be construed as a part of this Lease.

Exhibit A

Site Plan showing the Real Property,the Existing Building, and Ground Area, that portion of the Real Estate occupied by the Building and the drive up area and canopy area appurtenant thereto, and 4922 square feet of interior space in the Building(as shown as Exhibit B) and 7955 square feet of canopy area of drive-up area (as shown on Exhibit "A") at 1168 Lakeview Avenue, Dracut, MA.

Exhibit B

Plan showing the Leased Premises.

Exhibit C: Schedule of Personalty

Exhibit D: List of encumbrances


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                                      LEASE

                             BASIC LEASE PROVISIONS

1.01 Date and Parties. This lease (Lease) is made the 2nd day of May 1997, between, Fred Faust as he is the Trustee of 1168 Lakeview Avenue Trust (Landlord) and Enterprise Bank and Trust Company (Tenant). Landlord is a real estate trust with a principal office at 222 Merrimack Street ,Lowell,
Massachusetts 01852. Tenant is a Massachusetts corporation with a principal office at 222 Merrimack Street, Lowell, Massachusetts 01852.

                                   ARTICLE II
                            Leased Premises and Term

2.1 Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term hereinafter set forth and subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Leased Premises, free standing building located at 1168 Lakeview Avenue, Dracut, Massachusetts and the Ground Area as shown on Exhibit A. The Leased Premises consist of 4,922 square feet of interior space in the Building, and 7,955 square feet of drive up and canopy area. The Ground Area consists of the land occupied by the Building.

2.2.1. Appurtenant Rights. The Leased Premises and Ground Area shall also include all appurtenant rights now or at any time hereafter during the term of this Lease necessary for the continued use and enjoyment thereof by Tenant and shall specifically include as appurtenant thereto the right for Tenant and all his agents, employees, guests and invitees to use (in common with others entitled to the use thereof) (a) all entrances, lobbies, walkways, corridors, which now or hereafter afford access to the Leased Premises and the Building of which it is part and (b) the common pipes, ducts, conduits, wires and appurtenant equipment serving the Leased Premises and the Existing Building. The term Leased Premises wherever used herein, shall include any and all structures, parking facilities and common facilities built therein, or as they may, from time to time, be reduced by eminent domain takings or dedications to public authorities.Tenant shall also have the right as appurtenant to the Leased Premises to the exclusive access as can be reasonably enforced by the Landlord for motor vehicles to drive around the southerly side of the Building for access to a driveup facility on the easterly side of the Building and exit on Lakeview Avenue as shown in Exhibit A. It will be fully understood by all other tenants that such area shall be for the exclusive use of the Tenant, except that loading docks or loading operations of other tenants may take place in this area on days Tenant is closed for business and on days Tenant is open for business, if prior to 8:00 A.M. or after Tenant's closing for retail business, all such load operations to be pursuant to such regulations established by Landlord which will attempt to minimize interference with the normal operation of a banking facility. Landlord shall inform all subsequent tenants either by lease or separate letter of Tenant's exclusive use of the drive up access and facility, subject to loading dock and loading operation rights. Tenant shall also have the right as appurtenant to the Ground Area to the use of access for motor vehicles for access to the drive up facility attached to the Existing Building. Tenant shall also have the nonexclusive right, as appurtenant to the Leased Premises to use the parking spaces as described in Article 10.10 hereinbelow. Tenant agrees that it shall cause its employees to use eight of the tandem parking spaces as shown on Exhibit A and any other parking spaces as may be assigned by Landlord.

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2.2.2. Lobby and ATM Accessibility.  Landlord agrees to allow the ATM lobby area to be accessable through a pass card entry system, designed, maintained and paid for by Tenant, on a twenty four hour basis. In addition, Landlord agrees to keep the lobby area of the Building open during the tenant's normal business hours. Should Tenant change its business hours, it shall so notify Landlord so that Landlord can make the appropriate arrangements to keep the lobby area open during the Tenant's normal business hours.

2.3 Term. TO HAVE AND TO HOLD for an Initial Term the Leased Premises as set forth below (hereinafter the "Initial Term") subject to the agreements, terms and conditions herein contained. The Initial Term is to commence on January 1, 1998 (hereinafter the "Commencement Date") for the Leased Premises and continuing thereafter for the Lease Term unless sooner terminated as hereinafter provided. Notwithstanding anything to the contrary herein contained the tenant may enter upon the Leased Premises on September 1, 1997 and begin to renovate and remodel the Leased Premises. If the Tenant shall open for business prior to December 31, 1997, Tenant shall not pay to the Landlord the rent, pro-rata common charges or real estate taxes prior to January 1, 1998. It shall however pay in lieu thereof the sum of Five Thousand Dollars ($5,000) on the first day it commences business prior to January 1, 1998

2.3.1 Initial Term and Extensions. Initial Term. For a term of thirty (30) months (hereinafter referred to as the "Initial Term"), or until and unless sooner terminated as provided herein, said Initial Term to commence on the Commencement Date and terminate at the close of the day preceding the thirtieth
(30th) month anniversary of the Commencement Date.

Extension Options Seven options of thirty months each.

         Tenant shall have the option, at its election, to extend the Initial Term for an additional term of thirty (30) months (hereinafter referred to as the "First Option Term") to commence on the day next following the end of the Initial Term and to end at the close of the day preceding the thirty (30) month anniversary of the commencement of the First Option Term.

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         Tenant  shall have the  option,  at its  election,  to extend the First
Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Second Option Term") to commence on the day next following the end of the First Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Second Option Term.

         Tenant shall have the option, at its election, to extend the Second Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Third Option Term") to commence on the day next following the end of the Second Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Third Option Term.

         Tenant shall have the option, at its election, to extend the Third Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Fourth Option Term") to commence on the day next following the end of the Third Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Fourth Option Term.

         Tenant shall have the option, at its election, to extend the Fourth Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Fifth Option Term") to commence on the day next following the end of the Fourth Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Fifth Option Term.

         Tenant shall have the option, at its election, to extend the Fifth Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Sixth Option Term") to commence on the day next following the end of the Fifth Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Sixth Option Term.

         Tenant shall have the option, at its election, to extend the Sixth Option Term for an additional term of thirty (30) months (hereinafter referred to as the "Seventh Option Term") to commence on the day next following the end of the Sixth Option Term and to end at the close of the day preceding the thirty month anniversary of the commencement of the Seventh Option Term.

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2.3.2  Automatic  Exercise of Extension  Options.  The  extension  options shall automatically be deemed exercised unless Tenant notifies the Landlord, in writing, of its intention not to so exercise an extension option, said notice to be given not less than 90 days from the end of the then current term. Tenant shall have no right to exercise future extension options if Tenant chooses not to exercise an earlier extension option. Any extension option shall not be automatically deemed exercised if Tenant is notified in writing that it is in material default or breach of any provisions of this lease.

2.3.3 Commencement Date/Termination Date. When the dates of the beginning and end of the Initial Term relative to the Leased Premises have been determined (hereinafter referred to as the Commencement Date and the Termination Date), such dates shall be evidenced by a document in the form of Notice of Lease for recording and executed by Landlord and Tenant and delivered each to the other.

2.3.4 First Refusal/Initial Option Terms. In the event Tenant exercises its rights of first refusal as described in Section 10.12 below to rent more space in the Leased Premises the rental of additional space shall be for a term coextant with the then current term and the exercise of any option term shall be deemed to be for both the Leased Premises and the additional space, they being considered as part of the initial Leased Premises for all purposes under this Lease.

2.3.5 Title Warranty to Defend. Landlord represents and warrants that it owns the Ground Area in fee simple free from all encumbrances except those specified in this Lease as noted on Exhibit A. Landlord will defend its title at its own expense and will not suffer any liens to attach to the Building which would interfere with the Tenant's use hereof.

                            ARTICLE III Improvements

3.1 Performance of Work and Approval of Landlord's Work. Landlord is delivering the Leased Premises to Tenant in as is condition. Landlord represents and warrants that the Building has been constructed in compliance with all laws applicable at the time of construction, including without limitation the State

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

Building Code of the Commonwealth of Massachusetts (hereinafter the "Code") and the Zoning ByLaws of the Town of Dracut, Massachusetts. Upon discovering that the Building is not in compliance with the Code, the Tenant shall give prompt written notice thereof to Landlord, specifying the noncompliance. Landlord agrees to repair and correct any such noncompliance within a reasonable period of time. In the event that Landlord fails to correct any noncompliance to the Leased Premises within a reasonable period but in no event not less.than forty five days, Tenant may at its option, correct said noncompliance and bill Landlord its reasonable and direct costs of repair.

                                 ARTICLE IV Rent

4.1 The Rent. Tenant covenants and agrees to pay rent, to Landlord or to such agent as designated by Landlord, at Landlord's Original Address or to such other address as Landlord may by notice in writing to Tenant from time to time direct, The Landlord directs that payments be made to First Lakeview Avenue Limited Partnership at the following rates and times:

         (a) Annual Fixed Rent. For the first thirty (30) months of the Initial Term as that term is defined for each portion of the Leased Premises as set forth in Article 2.3.1 above, Annual Fixed Rent as follows: (i) Interior Space $59,064.00 annually, $4,922.00 monthly, payable in advance beginning on the Commencement Date (being pro-rated for any portion of a month) and being payable on the first day of each month thereafter during the term of this Lease, as extended. (ii) Drive Up/and Parking Area $13,364.00 annually, $1,113.67 monthly, payable in advance beginning on the Commencement Date (being prorated for any portion of a month) and being payable on the first day of each month thereafter during the term of this Lease, as extended.

         (b) Annual Fixed Rent. With respect to months 31 through 60 and every succeeding thirty months during the Initial Term and all extension options as set forth in Article 2.3, and 2.3.1, Annual Fixed Rent during such period and all extended terms, for each portion of the Leased Premises shall be the sum of
(a) the Annual Fixed Rent being paid during the preceding thirty month period (whether Initial Term or any one of the extended terms)

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and (b) the  product of (i) the  Annual  Fixed  Rent  being  charged  during the preceding thirty month period multiplied by (ii) the amount, expressed as a percentage equal to 50 per cent of the increase, if any, in the index now known as the Consumer's Price Index for All Urban Consumers, All Items, for the Boston Area as published by the Bureau of Labor Statistics, United States Department of Labor ("CPI") for the thirty month period next preceding the commencement of the current extended term or the preceding thirty month period of the Initial Term. The Initial PPI shall be the PPI published on or most recently prior to the Commencement Date and the PPI utilized to calculate the increase shall be the PPI published on or most recently prior to the commencement of the current extended term or the preceding thirty month period of the Initial Term. If publication of the PPI shall be discontinued, the Landlord will select a reasonably comparable index for use thereafter and provide notice thereof to the Tenant. In no event will Annual Fixed Rent during the Initial Term or any extended term be less than the Annual Fixed Rent during the preceding thirty month period.

         In the event that Tenant or Tenant's corporate parent is the subject of a change in control notice or merger or new bank holding company application the effect of which would be to transfer directly or indirectly control of Tenant, then the percentage increase in PPI used in calculating prospective changes in subsequent lease extension payments shall be 100% instead of 50%.

         (c) Annual Fixed Rent shall be payable in advance, in equal monthly installments of 1/12th of the Annual Fixed Rent on the first day of each calendar month from and after the Commencement Date.

         (d) Proration of Annual Fixed Rent for Partial Months. For any period that the Tenant is in possession of the Leased Premises at the expiration of any term, Annual Fixed Rent and, Additional Rent and shall be prorated on a per diem basis for such period.

4.2 (a) Real Estate Taxes. Tenant covenants and agrees to pay, as Additional Rent, with respect to each calendar or other tax year beginning or ending during the term hereof, an amount equal to 44.50 per cent the (Tenant's Proportionate Share), being that portion of the real estate taxes and betterment assessments which may be assessed, as of the first day of each tax year during this Lease upon or payable for or in respect of the Building and Real Property, which is

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the result from  multiplying  the same by a fraction,  the numerator of which is the number of square feet of area of the Leased Premises (the Leased Premises Square Footage as set forth in Article 1.1), and the denominator of which shall be the total leaseable square footage of floor area of the Building (the Building Rentable Area as set forth in Article 1.1). Tenant's share of such real estate taxes shall be adjusted for and with respect to any partial tax years on a per diem basis. The real estate taxes for any tax year shall mean such amounts as shall be finally determined to be the real estate taxes payable for said tax year; that is, the real estate taxes assessed for said tax year less any abatements, refunds or rebates made thereof.

         (b) Tenant shall pay Additional Rent attributable to real estate taxes within 30 days of Tenant's receipt of a copy of the tax bill from the Landlord. If Tenant does not pay the Additional Rent attributable to real estate taxes on time as set forth above, then Tenant shall be subject to provisions of paragraph
9.1 of this Lease.

         (c) If the Landlord does not give the Tenant notice of its intent to file for an abatement or if the Landlord does not file for an abatement, then Tenant shall have the right to apply at its sole cost and expense for an abatement of real estate taxes assessed against the Building, Real Property, at any time and from time to time, in its own name or the name of the Landlord. If at least thirty (30) days prior to the last day for filing application for abatement of real estate taxes for any tax year, Landlord shall give notice to Tenant that it (Landlord) desires to file an application for abatement of real estate taxes for said tax year and if within twenty (20) days after the receipt of said notice Tenant shall not give notice to Landlord that it (Tenant) shall file such application, Landlord shall have the right, at its own cost and expense, to file the same prior to the expiration of the time for filing at its own cost and expense. In any event, notwithstanding the foregoing, if any abatement of real estate taxes on the Building, or Real Property, by whomever prosecuted, shall be obtained, the cost and expense of obtaining the abatement shall be a first charge upon the said abatement. If Landlord shall file an application for abatement pursuant to this paragraph, Landlord will prosecute it to final determination with due diligence. If Tenant shall file an application for abatement for any tax year after having received notice from Landlord that Landlord desires to file an application for abatement for said tax year, Tenant shall prosecute the same to final determination with due diligence. If either party shall prosecute an application for an abatement, the other will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party.

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                                    ARTICLE V

         5.1 Landlord's Repair and Maintenance Responsibilities/ Fire Insurance with respect to the Building.

5.1.1 Repairs. Notwithstanding anything to the contrary herein, Landlord shall be responsible for the maintenance and/or repair of (a) the exterior of the Building including the canopy and roof and structural elements (meaning those portions of the Building used to support the Building) of the Leased Premises, and the windows for the Leased Premises on the first floor and the large window for the Leased Premises which is two stories high and the Building and the directory signs; (b) the driveways and parking lot including plowing, lighting and landscaping; (c.) plumbing, utility, HVAC and/or electrical services to be furnished by Landlord pursuant to this Lease excepting such repairs as are necessitated by the Tenant's negligence and except for normal plumbing maintenance which shall be the responsibility of the Tenant.

5.1.2 Maintenance. Landlord shall maintain the common areas of the Building in good order and repair and shall furnish receptacles for trash storage for the Tenant, (ie, a dumpster) and shall provide regular trash removal to and from the shopping center and daily cleaning of the common areas.

5.1.3 Snow Removal. Landlord shall remove snow and ice from the Common Areas and with respect to the parking lot shall have said area plowed and accessible to Tenant's employees, customers and patrons no later than 7:30 a.m. on all business days. Should Landlord fail to perform the snow and ice removal Tenant shall have the right to do the same and bill Landlord for the cost of the removal. If Landlord does not pay the bill within forty-five days, or send notice to Tenant that it, in good faith, contests the amount of such bill, Tenant may offset the amount of the bill from its next rental payment.

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5.1.4 Parking Lot Maintenance. Landlord shall be responsible for maintaining the parking lot and driveup lanes in good order which shall include the obligation to clean and sweep the lot, sealing the parking surface at least once every five
years,   maintaining  lighting,   maintaining  visible  white  or  yellow  lines
designating parking spaces, painting the same at least once every three years, maintenance of shrubberies, holiday decorations and maintaining the parking lot drainage system in good working order and repair.

5.1.5 Fire Insurance and Liability Insurance. Landlord shall, throughout the term of this Lease, at its expense, keep the Building insured against all loss or damage by fire with extended coverage in such amount as any mortgagee(s) may require but in no event less than the full replacement value of the Building. In addition to and not in limitation of the provisions of Section 7.1.6, Landlord agrees to maintain comprehensive public liability insurance naming Tenant as insured in an amount not less than $500,000.00 with respect to injuries or damages to any one person and not less than $1,000,000 with respect to injuries suffered in any one accident and not less than $1,000,000 with respect to property damageoccurring upon, in, or about the parking lot which forms a portion of the Leased Premises. All Liability Insurance shall provide coverage for all persons who enter the property including but not limited to the Landlord and the Tenant, their employees, agents, contractors, subcontractors and employees, and agents of contractors and subcontractors as well as customers and invitees to the Leased Premises.

5.1.6 Tenant's Obligation to Pay ProRata Share. Tenant shall reimburse Landlord for a prorata portion which is agreed to be 44.50% of the cost described in
Article V Sections 4.2.b.,  5.1.1(b)(c),  5.1.2, 5.1.3, 5.1.4 and 5.1.5, thereof which is agreed to be based upon the area of the Leased Premises compared with the total occupied building area of the Building. Landlord shall furnish Tenant with a breakdown of the costs and if Tenant requests, Tenant may inspect the bills, invoices or other documents

5.2 Tenant's Repair and Maintenance Responsibilities.

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5.2.1 Repairs.  Notwithstanding anything to the contrary herein, Tenant shall be responsible for the maintenance and/or repair of (a) the leased Leased Premises, including the interior and exterior thereof, including structural elements, plumbing, utilities, HVAC and/or electrical services;(b) the drive up windows exclusively reserved for the use of the Tenant as an appurtenant right to the
Building   excepting  such  repairs  as  are   necessitated  by  the  Landlord's
negligence.

                       ARTICLE VI Utilities and Services .
                                                         .
6.1 Installation of Utilities and Services Provided by Landlord. Landlord has provided as part of the original installations leading to the Leased Premises the necessary mains, conduits, facilities and fixtures in order that all utility services required to satisfy Tenant's specifications and requirements and shall furnish access to the Tenant to the mains, conduits, facilities and fixtures for the Tenant's use. The Tenant acknowledges that said installations fulfill its commercial needs and accept same in as is condiition Landlord will, without extra charge, except as provided below, during the period the Tenant shall occupy the Leased Premises under the terms hereof and in accordance with customary standards for firstclass office buildings as established from time to time by the National Association of Building Owners and Managers, furnish such hot and cold running water as may be reasonably required for the comfortable use and occupation thereof; maintain and repair the structure, exterior and Common Areas of the Building; furnish electricity for lighting and lights for the Common Areas but not for the Leased Premises, and remove snow from the parking area and driveup lanes and from the access to the Building.

6.2 Utilities and Charges Therefor. Tenant shall reimburse Landlord for a prorata portion of the cost of water/sewer, gas, electricity, light, heat and power, or other service used, rendered or supplied to or for the Common Areas of the Building based upon the area of the Leased Premises compared with the total occupied building area of the Building which its prorata share is agreed to be 44.50%. Tenant agrees to pay or cause to be paid directly to the provider of or party charged with the collection of all charges for water, gas, electricity, light, heat, and power, telephone, or other service used, rendered or supplied to or for the Tenant upon or in connection with the Leased Premises throughout the term of this Lease, and to indemnify Landlord and save it harmless against any liability or damages on such account. Landlord has installed separate utility meters throughout the Building and shall, in any lease or other rental agreements for space within the Building, require each tenant to be responsible

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
for the payment of all utility charges incurred by it. It is understood and agreed that, notwithstanding the fact that Landlord shall supply and furnish such utilities to the Leased Premises, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises. If a charge shall be made from time to time by the public authority having jurisdiction of the Leased Premises for the use of the sanitary sewer system, Tenant shall pay its Proportionate Share thereof. Tenant shall pay to Landlord, as billed, Tenant'a Proportionate Share of water bills. In case any such water rates and sewer charges are not paid by Tenant at the time when the same are payable, if to city officials, Landlord may nevertheless pay the same to such officials and charge Tenant the cost thereof, which charge shall become payable on the first day of the following month as additional rent. For the purposes of this Article, Tenant's Proportionate Share shall mean of 44.50% percent of the total common area building charges.

6.3 Tenant's Obligation to Pay ProRata Share. Tenant shall reimburse Landlord for a prorata portion of the cost thereof based upon the net rentable area of the Leased Premises compared with the Building rentable area which prorata share is agreed to be 44.50 per cent.

                   ARTICLE VII Tenant's Additional Covenants

7.1 Affirmative Covenants. Tenant covenants at its expense, at all times during the Lease Term and such further time as Tenant occupies the Leased Premises and Existing Building or any part thereof as follows:

7.1.1 Permitted Uses. To use the leased Leased Premises for banking purposes including all uses permitted for a federally insured bank or lending institution and other financial service business uses, including operation of automatic teller machines, as may be allowed banking institutions by law and for general professional office space.

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
7.1.2    Intentionally omitted.

7.1.3 Compliance with Law. To make all repairs, alterations, additions or replacements to the Leased Premises and necessitated or required by any law or ordinance or any order or regulation of any governmental authority except for environmental and Americans for Disabilty Act which shall be the responsibilities of landlord applicable on account of Tenant's use of the Leased Premises and Existing Building; to keep the Leased Premises and Existing Building equipped with all safety appliances so required because of such use; to procure any licenses and permits required for any such use; to pay all municipal, county or state taxes assessed against the leasehold interest hereunder, or personal property of any kind owned by or placed in, upon or about the Leased Premises and the Building by Tenant; and to comply with the orders and regulations of all governmental authorities, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord written notice thereof. In the event of such contest, Tenant shall indemnify and hold harmless the Landlord from any fines, penalties, or other liability arising therefrom. 7.1.4 Payment for Tenant Work. To pay promptly when due the entire cost of any work to the Leased Premises and undertaken by Tenant and to bond against or discharge any liens for labor or materials within 10 days after written request by Landlord; to procure all necessary permits before undertaking such work; and to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements except as are the responsibilities of landlord.

7.1.5 Liability Insurance. To maintain with responsible companies qualified to do business in Massachusetts and in good standing therein and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Leased Premises and Existing Building, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be cancelled until after 10 days' written notice to Landlord.

         Tenant will maintain general comprehensive public liability insurance with respect to the Leased Premises naming Landlord and Tenant as insureds on an

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
occurrence basis, in amounts not less than $500,000 with respect to injuries or damages to any one person and not less than $1,000,000 with respect to injuries suffered in any one accident, and not less than $1,000,000 with respect to property damage, occurring upon, in or about the Leased Premises or arising out of the Tenant's use of the Leased Premises. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof for the Existing Building, for the Leased Premises at least fifteen (15) days prior to the Commencement Date and for each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall provide that it may not be modified or cancelled without at least twenty (20) days' written notice to Landlord. All policies of insurance to be maintained by Tenant under this Lease shall be written by responsible insurance companies authorized to do business in the Commonwealth of Massachusetts and shall name Landlord and Tenant as insureds as their respective interests may appear. All Liability Insurance shall provide coverage for all persons who enter the property including but not limited to Landlord and the Tenant, their employees, agents, contractors, subcontractors and employees, and agents of contractors and subcontractors as well as customers and invitees to the Leased Premises.

7.1.6 Tenant Conformance to Property Insurance Requirements. Tenant shall not do or permit to be done any act or thing upon the Leased Premises or elsewhere in the Building, or the Real Property which will invalidate or be in conflict with the Massachusetts standard form of fire, boiler, water damage or other insurance policies covering the Leased Premises, Building, or Real Property, and will not bring or keep anything on the Leased Premises, Existing Building or Real Property which shall increase the rate of any such insurance policy or obstruct or interfere with the rights of other tenants of the Building or in any way injure or annoy them or those having business with them. Tenant shall comply, in the conduct of its business and in the making of any alterations, with all rules, orders, regulations or requirements of the local Board of Fire Underwriters and the New England Fire Insurance Rating Association or any other body having a similar function and exercising jurisdiction over the Real Property, the Leased Premises, the Building or the Existing Building.

7.1.7 Landlord's Right to Enter. Landlord shall have the right to enter upon the Leased Premises or any part of either thereof, without charge, at all reasonable times while the tenant is open for business and, in case of emergency, at any time, to examine, inspect or protect the same, to show the Leased Premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions or improvements to the Leased Premises, including, but without limitation, to install and maintain in and remove from the Leased Premises and the pipes, wires and other conduits, and Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. Except in case of emergency, any such access shall be performed in such a manner so as to interfere as little as reasonably possible with the operation of the business being conducted in the Leased Premises and only upon reasonable advance written notice. In cases where Landlord shall have the right to enter the Leased Premises and it is understood that Landlord shall comply with any security arrangements established from time to time by Tenant, and Tenant agrees that it will always provide Landlord entry upon the Leased Premises and Existing Building upon reasonable notice, under general supervision by an employee of Tenant and, in case of emergency, immediate entry into the Leased Premises under such supervision.

7.1.8 Insurance of Tenant's Personal Property. All personal property of the Tenant (including furnishings, fixtures and equipment) in the Leased Premises, in the Building or shall be at the risk of the Tenant and Tenant shall, throughout the Term of this Lease, keep the same insured against all loss or damage by fire or other casualty. Landlord shall furnish and maintain builders risk insurance while renovating and remodeling under paragraph 2.3 of this Lease.

7.1.9 Yield Up of the Leased Premises. At the Termination Date of the Lease Term, and on on surrender, Tenant shall remove from the Leased Premises, its personal property, trade fixtures and repair any damage to the Leased Premises caused by the removal. Any items not removed by Tenant as required above, shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses. The Landlord shall bill the Tenant for its reasonable and direct costs of removal and repair. The vault shall not be removed and if removed, the Tenant shall not be billed for its removal or for any repair caused by its removal. The Tenant shall not be responsible for Landlord's removal of wallspermanently installed or built into the Leased Premises by Tenant. It is understood that all personal property and trade fixtures brought onto the Leased Premises or which are on the Leased Premises and which were acquired from the Landlord as set forth in Exhibit C of this Lease by the Tenant even if affixed to the Leased Premises, including but not limited to vault components, security systems, ATM machines, night deposit systems, driveup teller components, teller counter and undercounter equipment furniture, furnishings and the like, shall be considered personal property for which the Tenant shall have the absolute right to remove same, subject to its obligations to repair set forth in this paragraph. Prior to the commencement date the Landlord and the holder of all mortgages shall execute a landlord's waiver acknowledging and consenting to the contents of this paragraph.

7.2 Negative Covenants. Tenant covenants at all times during the Lease Term and Extended Term and such further time as Tenant occupies the Leased Premises or the Existing Building or any part of either thereof as follows:

7.2.1 Assignment, Subletting, Etc. Tenant shall have absolute and unrestricted right to assign, transfer, encumber, mortgage or pledge this Lease in whole or in part all or any part of the Leased Premises, so long as each such assignment or transfer shall be for a Permitted Use and shall be expressly subject to and subordinate to the terms, provisions and conditions of this Lease. Tenant shall have the right with Landlord's consent, such consent not to be unreasonably withheld, to enter into subleases, for all or any portion of the Leased Premises on terms and conditions to be negotiated by the Tenant above, so long as each such sublease shall be for a Permitted Use and shall be expressly subject to and subordinate to the terms, provisions and conditions of this Lease. However, in no case shall the Tenant be relieved of any liability under this Lease by virtue of any assignment, transfer, encumbrance, mortgage, pledge or sublease.

7.2.2 Overloading, Nuisance, Etc. Not to injure, overload, deface or otherwise harm the Leased Premises; nor suffer any waste; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor burn any trash or refuse within the Building, nor make any use of the Leased Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate

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
or increase the cost of any of Landlord's insurance; nor use any advertising medium that may constitute a nuisance, such as loudspeakers, sound amplifiers, phonographs or radio or television broadcasts in a manner to be heard outside the Leased Premises; nor sell or display merchandise on, or store or dispose of trash or refuse, on, or otherwise obstruct, the driveways, walks, malls, parking areas and other common areas in the Building except that four times a year of each year of the term as extended the Landlord shall be allowed to use the sidewalks and portions of the parking area for a promotional cookout or like event and to use in connection therewith loudspeakers, sound amplifiers, phonographs or radio or television broadcasts in a manner to be heard outside the Leased Premises; ; nor park trucks or delivery vehicles outside the Leased Premises so as to interfere unreasonably with the use of any driveways, walks, malls or parking areas.

7.2.3 Installation, Alteration or Additions. Not to make any structural repairs, installations, alterations, improvements, or additions (except only the installation of office furniture dividers, partitions, drapery and rugs or of fixtures necessary for the conduct of its business), without on each occasion obtaining prior written consent of Landlord which consent shall not be unreasonable withheld or delayed, and then only pursuant to plans and specifications approved by Landlord in advance in each instance, which approval shall not be unreasonably withheld or delayed.

         All such repairs, alterations, installations, improvements and additions shall become the property of the Landlord, provided, however, all articles of personal property including office systems, checkwriting desks, Sunar Hauserman wall systems and the like, and all business machinery and equipment and appurtenances thereto and furniture owned or placed by Tenant in the Leased Premises or Building shall remain the property of Tenant and may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair to the reasonable satisfaction of Landlord any damage to the Leased Premises or Building caused by such removal. Any items not removed by Tenant as required above, shall be considered abandoned. Landlord may dispose of abandoned

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
items as Landlord chooses. The Landlord shall bill the Tenant for its reasonable and direct costs of removal and repair. The vault shall not be removed and if removed, the Tenant shall not be billed for its removal or for any repair caused by its removal. The Tenant shall not be responsible for Landlord's removal of walls affixed to the Building by the Tenant permanently installed or built into the Leased Premises by the Tenant.

         Tenant will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord agrees that it will cooperate with Tenant in obtaining such permits. Tenant agrees that all repairs, installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Leased Premises, or Building will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such repairs installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the Leased Premises, or Building so that the Leased Premises, and Building shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.
                         ARTICLE VIII Casualty or Taking

8.1 Landlord to Repair or Rebuild. In case the Leased Premises or any part thereof shall be damaged or destroyed by fire or other casualty, or ordered to be demolished by the action of any public authority in consequence of a fire or other casualty, or taken by any exercise of the right of eminent domain, this Lease shall, unless it is terminated as provided below in Article 8.2 or Article 8.3, remain in full force and effect and Landlord shall at its expense, proceeding with all reasonable dispatch, repair or rebuild the Leased Premises, or what may remain thereof, so as to restore them (not including Tenant's fixtures, furniture, furnishings, floor coverings and equipment) as nearly as practicable to the condition they were in immediately prior to such damage, destruction, or taking, but Landlord shall not be required to expend in such repair or rebuilding more than the proceeds of insurance or award of damages, if any, recovered or recoverable with respect to such damage, destruction or taking, less Landlord's reasonable expenses incurred in collecting such proceeds or award, as the case may be. If the Landlord's restoration has not been completed within one hundred eighty (180 ) days from the date of the casualty, Tenant shall have the right to terminate this Lease in the manner set forth below in Article 8.2.

8.2 Right to Terminate in Event of Casualty. In case the Building in which the Leased Premises are situated is destroyed or so damaged by fire or other casualty insured under any fire and extended coverage insurance policy carried by Landlord so as to render the Leased Premises untenantable; then in such case, Tenant may at its election, exercisable by written notice, given to Landlord 180 days after such destruction or damage, and If the Landlord's restoration has not been completed within one hundred eighty (180 ) days from the date of the casualty, terminate this Lease as of the date designated by Tenant in such notice, which designated date shall be not less than 15 days nor more than 30 days after the date of such notice.

8.3 Termination in Event of Taking. If all the Leased Premises are taken by eminent domain, this Lease shall terminate when Tenant is required to vacate the Leased Premises. If by a taking the floor area of the Leased Premises is reduced by more than 20 percent thereof, this Lease may at the option of the Tenant be terminated,as of the date when Tenant is required to vacate the portion of the Leased Premises so taken, by written notice given to the Landlord not more than thirty (30) days after the date on which the Tenant receives notice of the taking. Floor area shall not include the loss of more than 25% of the parking area and parking spaces and material reduction in the traffic flow area for access to the drive up facility.

8.3.1 Restoration. In the event of a casualty or taking and so long as this Lease does not terminate as aforesaid, Landlord shall, within a reasonable time, restore what may remain of the Leased Premises to substantially the same condition they were in prior thereto, subject to reduction in size thereof, consistent, however, with zoning laws and building codes then in existence. A just proportion of the all rent payments, according to the nature and extent of the injury to the Leased Premises, shall be abated until what may remain of the

Leased Premises shall be restored as aforesaid. Tenant shall at its own expense proceed with all reasonable dispatch, and in any event less than one hundred
(120) days after Landlord's restoration shall have been completed, repair or replace such of its fixtures, furniture, furnishings, floor coverings and equipment as may be required as a result of such damage, destruction or taking.

8.4 Landlord Reserves Award. Landlord reserves and excepts all rights to awards for damages to the Leased Premises or Building and the leasehold estate hereby created now accrued or hereafter accruing (not including awards for damages, to Tenant's trade fixtures, interior partitions installed by Tenant and other installations made by Tenant which Tenant is entitled to remove upon termination of this Lease) by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation Tenant grants to Landlord all Tenant's rights to such awards and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. It is further agreed and understood, however, that Landlord does not reserve to itself and Tenant does not assign to Landlord, any damages payable for any special fixtures installed by Tenant at its own cost and expense, or any damages which are considered "special damages" to Tenant, including without limitation any moving or relocation expenses the Tenant may be entitled to by law or damages arising from the Tenant's loss of its leasehold interest. 8.5 Abatement of Rent. In the event of any casualty or taking, a just proportion of the all the rent payments (as defined in Article 4.1) payable hereunder, according to the nature and extent of the injury, shall be abated until completion of repairs or rebuilding or termination of this Lease, as the case may be; and in the case of a taking which permanently reduces the area of the Leased Premises, a just proportion The Rent (as defined in Article 4.1) shall be abated for the remainder of the Lease Term or Extended Term, as the case may be.

                               ARTICLE IX Defaults

9.1 Events of Default. If Tenant shall default in performance of any of its obligations to pay rent, Annual Fixed Rent, Common Area Rental Charges and Tax Reimbursements, hereunder, and if such default shall continue for fifteen days after written notice from Landlord then, and in any such case, Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, mail a notice of termination addressed to Tenant at Tenant's Original Address as specified in Article 1.1, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate.

         If within thirty days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, in either case subject to the provisions of Article 10.6, then, and in any such case, Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, or mail a notice of termination addressed to Tenant at Tenant's Original Address as specified in Article 1.1, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate. There shall be due to Landlord a late charge for failure of Tenant to pay rent, annual fixed rent, common area rental charges and tax reimbursement at the rate of 7% computed until the date the default is cured and commencing on the date the payment is due.

9.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Article 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as net proceeds of any rent obtained by Landlord by reletting the Leased Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of repairing the Leased Premises for such reletting, it being agreed by Tenant that Landlord may but is not obligated to (i) relet the Leased Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and (ii) make such removals and repairs in the Leased Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under any reletting shall operate or be construed, to the extent permitted by law, to release or reduce the Tenant's liability as aforesaid.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. 9.3 Remedies Cumulative. The specific rights or remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant, as the case may be, may be lawfully entitled to in case of any breach or threatened breach by either of them of any provisions of this Lease. No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any other action to which it may otherwise be entitled either at law or equity.

9.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following thirty days' prior written notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord on demand.

9.5 Effect of Waivers of Default. The failure of either party to seek redress for violation of, or to insist upon the strict and literal performance of any term, covenant or condition of this Lease, shall not be deemed a waiver of such violation or a relinquishment for the future of such covenant, right or option, nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, but the same shall remain in full force and effect. The receipt by Landlord of rent, with or without knowledge of the breach of any term, covenant or condition hereof shall not be deemed a waiver of such breach. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing.

9.6 Landlord's Default. Except for breach by Landlord of the covenant of quiet enjoyment, Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days after written notice has been given by Tenant to Landlord specifying the nature of Landlord's default. In the event of any such default which prevents the Tenant or its subtenant(s) from conducting their usual business, if Landlord has not commenced to cure any such default on or before the expiration of said thirty (30) days, Tenant may elect either: (a) to terminate this Lease entirely or as to any portion of the Leased Premises affected by the default by giving written notice thereof to Landlord, whereupon this Lease shall be terminated for those portions of the Leased Premises specified in the notice and the obligations of Tenant hereunder shall thereupon cease or (b) may cure such defaults at the Landlord's expense.

                       ARTICLE X Miscellaneous Provisions

10.1 Notice from One Party to the Other. Any notice from Landlord to Tenant or from Tenant to Landlord shall be deemed duly served if mailed by registered or certified mail addressed, if to Tenant, at the Tenant's Original Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Landlord's Original Address or such other address as Landlord shall have last designated by notice in writing to Tenant.

10.2 Quiet Enioyment. Landlord covenants and agrees that upon Tenant's paying the Annual Fixed Rent, Additional Rent and Common Area Rental Charges, and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Lease Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and to any mortgage which may be superior to this Lease.
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

10.3 Notice of Lease Lease not to be Recorded. Both parties shall, upon the request of either, execute, acknowledge and deliver a notice of this Lease, in recordable form, setting forth, inter alia the Commencement Date and the Termination Date for the Leased Premises. If this Lease is terminated before the Term expires under the terms hereof, the parties shall execute, acknowledge and deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

10.4 Limitation of Landlord's Liability/Joint and Several Liability. No owner of the Leased Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Leased Premises, and, if Landlord is a trust, Landlord's obligations hereunder shall not be binding upon the Trustees of said Trust individually nor upon the shareholders or beneficiaries of said Trust, but only upon the Trustees as trustees and upon their trust estate. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In the event that the Tenant named in this Lease shall be a partnership or other business association the members of which are, by virtue of statute or general law not subject to personal liability then, and in such event, the liability of each such member shall be deemed to be joint and several notwithstanding such statute or general law.

10.5 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes, to the extent that any of which are beyond such party's reasonable control, shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or 'a reasonable time." "Financial inability" is expressly excluded as a cause for such delay in performance.

10.6 Waiver of Subrogation. The Landlord hereby releases the Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the Tenant or its agents, provided, however, this release shall be in full force and effect only with respect to

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

loss or damage occurring during such time as the Landlord's policies covering such loss or amage shall contain a clause to the effect that this release shall not affect said policies or the right of the Landlord to recover thereunder. The Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as the Tenant pays such extra cost. If extra cost is chargeable therefor, the Landlord will advise the Tenant thereof and of the amount thereof. The Tenant at its election may pay the same, but shall not be obligated to do so.

         The Tenant hereby releases the Landlord to the extent of the Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the Landlord or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. The Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as same is includable without extra cost, or if extra cost is chargeable therefor, so long as the Landlord pays such extra cost. If extra cost is chargeable therefor, the Tenant will advise the Landlord thereof and of the amount thereof. The Landlord at its election, may pay the same, but shall not be obligated to do so.

         Each party hereby waives all rights of recovery against the other. for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss of injury over the amount recovered by such insurance. Neither party shall acquire as insured under any insurance carried by the other any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to the other party any checks or other instruments in payment of loss in which it is named a payee.

10.7 Status Certificate. Each party agrees from time to time, upon not less than fifteen (15) days prior written request, to execute, acknowledge and deliver to each other a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent, Common Area Rental Charges, Ground Rent, Additional Rent and Additional Ground Area Rent, and any other charges and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as odified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, Cormnon Area Rental Charges, Ground Rent, Additional Rent and Additional Ground Rent and any other charges have been paid. Any such statement delivered pursuant to this Article 10.7 may be relied upon by any prospective purchaser or prospective Mortgagee of the Leased Premises or of the Building or any prospective assignee of any such Mortgage.

10.8 Rights of Mortgagee and  Subordination

10.8.1 Unless Landlord exercises the option set forth in Article 10.8.2 below, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the Leased Premises, Real Property or the Building, hereinafter in this Article 10.8 referred to as "the mortgaged Leased Premises." No holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perfor many of the obligations of Landlord unless and until such holder shall have entered as mortgagee in possession or until such holder shall have acquired indefeasible title to the Real Property and the Building and then only subject to and with the benefit of the provisions of Article 10.5. No Annual Fixed Rent, Common Area Rental Charges, Additional Rent or any other charge shall be paid more than ten days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee

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

(particularly, without limitation thereby, the covenants and agreements contained in this Article (10.8.1) constitute a continuing offer to any person, corporation or other entity becoming the mortgagee of the mortgaged Leased Premises, and such mortgagee is hereby constituted an obligee of Tenant to the same extent as though its name was written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Article 10.8.1.

10.8.2 Tenant agrees at the request of Landlord to subordinate this Lease to any mortgage placed upon the mortgaged Leased Premises by Landlord, provided that the holder of such mortgage enters into an agreement with Tenant binding upon the successors and assigns of the parties thereto by the terms of which such holder agrees not to disturb the possession and other rights of Tenant under this Lease including all rights of first refusal so long as Tenantcontinues to perform its obligations hereunder and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept Tenant as tenant of the Leased Premises under the terms and conditions hereunder or to sell said Leased Premises and/or the Building subject to this Lease, and Tenant agrees to recognize such holder or any other person acquiring title to the Leased Premises as Landlord. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements in this
Article 10.8 contained. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the mortgagee deems usual or customary.

10.9 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Common Area Rental Charge, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

10.10 Parking. As of the commencement date and during the remainder of the term hereof, Landlord shall provide at least 50 unreserved parking spaces for the Building and will not reserve any parking spaces in the front of the Building for Tenant, or any other tenant in the Building. In addition, Tenant agrees to cause its employees to park only in the spaces designated in the rear of the Building. Landlord agrees that it will, in its leases of the Building with other

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

tenants, include a provision requiring their employees to park in the parking spaces in the rear of the Building. At the option of the Tenant 15 spaces shall be reserved for the exclusive use of the customers of the Tenant and to be located in front of the Leased Premises. In addition the Landlord agrees that Tenant shall, during the term hereof, with others, have the nonexclusive right to use the parking facilities of ground area for the accommodation and parking of such automobiles of Tenant, its officers, agents and employees, and its customers. All parking area shall be designated on Exhibit A attached hereto. At no time may the parking spaces be reduced below that which is presenly located on the area designated on Exhibit A, except as provided for in Section 8.3.

10.11 Right of First Refusal Purchase. If at any time during any term of this lease, Landlord shall receive and be willing to accept the bone fide offer from a third party to purchase the shopping center or if Landlord shall offer to sell the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to sell the property to Tenant upon same terms and conditions as those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within fortyfive (45) days after it is made, Landlord may, after the expiration of such fortyfive (45) day period, sell such interest to a third party upon terms and conditions as those offered to the Tenant. If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for the sale by Landlord and the purchase by Tenant of the property at a closing to be held within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such purchase, the Landlord shall convey the Leased Premises in consideration of the payment of the purchase price. by quitclaim deed, conveying good clear record and marketable title to the Leased Premises free of all liens and encumbrances except this lease and except for easements and restrictions of record which are listed on Exhibit D attached hereto. The Landlord may use the purchase price to pay off mortgage liens and like encumbrances. If Landlord shall be unable to give title, the Landlord shall use reasonable efforts to remove such defects in title. All remaining conditions of sale shall be as found in the current Greater Boston Real Estate Board form purchase and sale agreement as reasonably adjusted for this transaction.

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

10.12. Right of First Refusal Adjacent Property Lease. (a.) If at any time during any term of this lease, the Landlord shall receive and be willing to accept the bona fide offer from a third party to lease any other building or portion of a building located in the shopping center, or if Landlord shall offer to lease the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to lease the property to Tenant upon terms and conditions as those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within thirty (30) days after it is made, Landlord may, after the expiration such thirty (30) day period, lease such interest to a third party upon terms and conditions as those offered to the Tenant. If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for lease by Landlord and by Tenant of the property to be executed within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such leasing, Landlord shall lease the Leased Premises free of all tenants and occupants. . The Landlord shall have a continuing obligation to offer the same for lease to the Tenant throughout any term of this lease before it enters into a lease for same with any other person.

10.13    Intentionally Omitted.

10.14 Signage. Tenant shall be allowed to maintain and erect all signage it deems to be necessary. The nature and location of any sign to be erected by Tenant shall be subject to consent of the Landlord which shall not be unreasonably withheld or delayed. The Landlord shall install and maintain a building directory sign in the main lobby of the building. Tenant agrees to obtain any necessary municipal permits for the erection and maintenance of such signage and to pay the cost thereof. In the event the sign is in violation of any town of governmental ordinance, Tenant shall immediately correct such violation at its own cost and expense and indemnify Landlord for any cost, penalty, loss or damage incurred by Landlord as a result of said sign(s).

10.15 Satellite Dish. Tenant shall be allowed to install and maintain a satellite dish and antenna on the roof of the Building. All costs of installation and maintenance shall be borne by the Tenant. The installation shall be made so as not to damage the Building or Building systems. Tenant shall indemnify Landlord for any and all damages caused to the building or building systems by the dish or antenna or the maintenance thereof.

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

11.0. Lease as Entire Agreement. This Lease contains the entire and only agreement between the parties and all prior negotiations, representations, statements, warranties, understandings and agreements whether written or oral with respect to the Leased Premises, the Building, the Real Property or this Lease are merged in this Lease and any such statements, representations, warranties, understandings or agreements, whether oral or written, not referred to or contained in this Lease shall have no force or effect. Tenant acknowledges that all representations, statements, warranties, agreements, and understandings upon which Tenant relied in executing this Lease are contained herein and that Tenant in no way relied upon any other representations, statements, warranties, agreements, or understandings whether written or oral.. This Lease may not be changed, modified or discharged in any way, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument signed by the parties.

12.0. Captions. All headings used herein are for convenience only and do not constitute a part of this Lease and in no way do they limit or amplify the terms and provisions of this Lease.

13.01 Tenant's Contingency. The Tenant's obligations under this lease shall be contingent upon its obtaining all approvals from the Commissioner of Banks of the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation so as to enable the Tenant to operate a branch of a commercial bank and trust company in and upon the Leased Premises. The Tenant agrees to make all the necessary applications as soon as this lease is executed and to proceed with such application in a good faith manner. If such approvals are not obtained by September 1, 1997, Landlord at its option may terminate this lease unless the Tenant elects to proceed with the Lease without such approvals.. If there is a termination hereunder, Tenant at its sole cost and expense shall remove any items of personal property from the Leased Premises and shall repair and restore the Leased Premises to their previous condition prior to Tenant fit up, in a timely and expeditious manner.

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

13.02 The Tenant shall pay to the Landlord the sum of Two Hundred Fourteen Thousand Six Hundred-Fifty ($214,650.00) Dollars and the Landlord will deliver to the Tenant a Bill of Sale for the personal property and Leasehold Improvements ( "Personalty") listed in Exhibit C conveying the Personalty to the Tenant free of all liens and encumbrances. One Hundred Seven Thousand, Three Hundred Twenty Five Dollars ($ 107,325.00) shall be paid in or within ten days of the date the Tenant shall receive its regulatory approvals and the balance shall be paid on the earlier of commencement date of the Lease or on the date the Bank opens for business. If the Drive-Up Equipment is not in good working order, when delivered to the Tenant, the Tenant will notify Landlord and thereafter the Tenant will repair the same and will deduct an amount not to exceed Ten Thousand Dollars ($10,000.00) for the Drive up equipment repair from the second installment to be paid to the Landlord.

13.03 In the event the Landlord shall lease any portion of the building and or the ground area to another financial services company that would compete with Tenant in a line of Tenant's business, then the base rent due to the Landlord shall be reduced by fifty percent (50) commencing the commencement date of the other such financial services lease, unless otherwise agreed to by Landlord and Tenant.

14. Hazardous Waste: Landlord agrees to indemnify and hold harmless the Tenant of and from any damages, including but not limited to reimbursement for mandated clean-up, costs of litigation and the like, arising from any hazardous waste which may exist on the Leased Premises, either at the time of the commencement date of the lease or subsequently, unless such release or threat of release is due to or caused by Tenant activities or persons or entities under its control.

15. ARBITRATION. Any disagreement between the parties with respect to the interpretation or application of this lease or the obligations of the parties hereunder shall be determined by arbitration. Such arbitration shall be conducted, upon request of either the Landlord or the Tenant, before three arbitrators (unless the Landlord or the Tenant agree to one arbitrator) designated by the American Arbitration Association and in accordance with the rules of such Association. The arbitrators designated and acting under this

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

lease shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. The expense of arbitration proceedings conducted hereunder shall be borne equally by the parties. All arbitration proceedings hereunder shall be conducted in the county in which the leased property is located. It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and, if it shall be adjudged that there was no legal obligation on the part of such party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this lease. 16.0 This instrument shall be binding upon the parties and their respective succesors and assigns

         WITNESS the execution hereof in triplicate and under seal on the day and year first above written.

------------------------------     -----------------------------
            Witness                            Witness


              LANDLORD:
                         1168 LAKEVIEW AVENUE REALTY TRUST

                        By: /s/ Fred Faust
                              Fred Faust
                              Trustee as aforesaid and notindividually

              TENANT:
                        ENTERPRISE BANK AND TRUST COMPANY

                        By: /s/ Robert R. Gilman
                               Robert R. Gilman
                               Senior Vice President


                                       34